SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereto between BOXLIGHT CORPORATON., (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private offering (the “Offering”) on a “best efforts” basis, consisting of a minimum of $2,000,000 (subject to reduction as hereinafter described) of shares of Company Class A common stock, par value $0.0001 par value per share (the “Common Stock”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act; and/or Regulation S promulgated under the Securities Act; and

WHEREAS, the Subscriber desires to purchase such number of shares of Company Common Stock (the “Shares”) as set forth on the omnibus signature page hereto on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR SHARES; TERMS OF THE OFFERING AND REPRESENTATIONS BY SUBSCRIBER

A.	Terms of the Offering

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company subject to its right to accept or reject this subscription, agrees to sell to the Subscriber, such aggregate number of Shares as are set forth on the omnibus signature page hereto for the aggregate purchase price of One ($1.00) Dollars per Share (the “Per Share Purchase Price”).

1.2 The purchase price for the Shares shall be the number of Shares being purchased multiplied by the Per Share Purchase Price (the “Purchase Price”). The Purchase Price is payable by check or wire transfer, If payment is made by check it should be payable to Boxlight Corporation. Upon execution of this Agreement on the omnibus signature page and completion of the Investor Certification, the Investor Profile, the Anti-Money Laundering Information Form and if applicable, the Wire Transfer Authorization (each attached hereto) by a Subscriber, the Subscriber should:

1.	Date and Fill in the number of Shares being purchased and Complete and Sign (i) the Subscriber Omnibus Signature Page of the Subscription Agreement, attached as Annex A.

2.	Initial the Investor Certification attached as Annex B.

3.	Complete and Sign the Investor Profile attached as Annex C.

4.	Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.

5.	Email all forms and then send all signed original documents to:

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 360-282-6139

Attn: Sheri Lofgren, Chief Financial Officer

(678) 367-0809 ext. 442

Email: sheri@boxlightcorp.com

6.	If Subscriber is paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the amount of Shares in U.S. dollars you are offering to purchase should be made payable to the order of “Boxlight Corporation” and should be sent to Boxlight Corporation at the address provided above, Attention: Sheri Lofgren, Chief Financial Officer.

7.	If Subscriber is paying the Purchase Price by wire transfer, you should send a wire transfer for the exact U.S. dollar amount of the Purchase Price of the number of Shares you are offering to purchase according to the following instructions:

Bank Name:	Suntrust Bank
Address:	Atlanta, Georgia
Account Name:	Boxlight Corporation
ABA Routing Number:	061000104
Account Number:	1000175278836
Swift Code:	SNTRUS3A
Reference:	; [insert Subscriber’s name]
Contact:	Sheri Lofgren
Client:	Boxlight Corporation

1.3 The Shares will be offered for sale, subject to prior completion or termination of the Offering, until September 30, 2016 (the “Offering Period”), subject to the right of the Company to terminate the Offering Period at any time or extend the Offering Period for up to an additional 60 days without notice to prospective subscribers. The end of the offering period, as such may be extended, is referred to as the “Termination Date”. The Offering is being conducted on a “best-efforts” basis. There is no minimum number of Shares that must be sold to complete the Offering and all proceeds, when received shall be used by the Company for working capital or other general corporate purposes.

1.4 The Offering is being made by the Company and its executive officers and directors. No placement agent or other broker/dealer is being engaged by the Company and no officer, director or employee of the Company shall receive any commissions or other compensation in connection with the sale of the Shares.

1.5 Upon execution hereof by the Subscriber and his or its delivery to the Company of the Purchase Price and the documents referred to in Section 1.2 above (the “Subscription Documents”), the Company shall as soon as practicable (but in no event later than 30 days after receipt of the Subscription Documents) deliver to the Subscribers, a stock certificate evidencing the Shares, duly executed on behalf of the Company.

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B.	Representations and Warranties by the Subscriber

1.6 The Subscriber recognizes that (a) the purchase of the Shares involves a high degree of risk. Such risks including, but not limited to, the following: (a) the Company may need additional funds in addition to the proceeds of the Offering and any Alternative Net Proceeds obtained by the Company; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Subscriber may not be able to liquidate its investment; (d) the other risks associated with the Company’s business and financial condition set forth in the Company’s registration statement on Form S-1 and preliminary prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2016 (the “Registration Statement”). The Subscriber has received a copy of and has carefully reviewed the Registration Statement, including the Risk Factors section therein and is fully aware that an investment in the Shares involves a high degree of risk. The Subscriber further acknowledges that the Registration Statement has not been declared effective by the SEC, and that the IPO contemplated by the Registration Statement may never be consummated upon the terms set forth therein, if at all.

1.7 The Subscriber meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D or is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S, and as set forth on the Investor Certification attached hereto.

1.8 If a Subscriber is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Shares on behalf of a person in the United States or a U.S. Person:

(a) neither the Subscriber nor any disclosed principal is a U.S. Person nor are they subscribing for the Shares for the account of a U.S. Person or for resale in the United States and the Subscriber confirms that the Shares have not been offered to the Subscriber in the United States and that this Agreement has not been signed in the United States;

(b) the Subscriber acknowledges that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(c) the Subscriber and if applicable, the disclosed principal for whom the Subscriber is acting, understands that the Company is the seller of the Shares and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Subscriber and if applicable, the disclosed principal for whom the Subscriber is acting, agrees that it will not, during a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least 90 days) distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Shares or underlying securities other than to a non-U.S. Person;

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(d) the Subscriber and if applicable, the disclosed principal for whom the Subscriber is acting, acknowledges and understands that in the event the Shares are offered, sold or otherwise transferred by the Subscriber or if applicable, the disclosed principal for whom the Subscriber is acting, to a non-U.S Person prior to the expiration of a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least 90 days) distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(e) neither the Subscriber nor any disclosed principal will offer, sell or otherwise dispose of the Shares in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.

1.9 The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Shares to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.10 The Subscriber hereby acknowledges receipt of this Agreement and his or its careful review of the Registration Statement filed with the SEC, and has received any additional information that the Subscriber has requested from the Company, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering; provided, however that no investigation performed by or on behalf of the Subscriber shall limit or otherwise affect its right to rely on the representations and warranties of the Company contained herein.

1.11 (a) In making the decision to invest in the Shares the Subscriber has relied solely upon the information provided by the Company in this Agreement. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Shares other than this Agreement.

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(b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Shares by the Company with whom the Subscriber had a prior pre-existing relationship and (ii) it did not learn of the offering of the Shares by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.12 The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S. The Subscriber understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.13 The Subscriber understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention and investment qualification. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by the Subscriber to hold the Shares for any particular length of time and the Company acknowledges that the Subscriber shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Shares.

1.14 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares.

1.15 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the omnibus signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

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1.16 Such Subscriber understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

1.17 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Shares. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.18 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.19 The Subscriber understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.

1.20 The Subscriber acknowledges that certain information contained in this Agreement or otherwise made available to the Subscriber may be deemed to be confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that (a) the Subscriber may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Subscriber with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

1.21 The Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors, affiliates and shareholders, and each other person, if any, who controls the Company from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (a “Loss”) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or therein; provided, however, that the Subscriber shall not be liable for any Loss that in the aggregate exceeds the Subscriber’s aggregate purchase price tendered hereunder.

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II.	REPRESENTATIONS BY AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. Each of the Company’s subsidiaries (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to conduct its business as currently conducted. Neither the Company, nor any of its Subsidiaries is in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Shares and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business, condition (financial and other) or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

2.2 Capitalization. The authorized issued and outstanding shares of capital stock of the Company and all notes, warrants and stock options are disclosed and set forth in the Registration Statement. All of such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the Company’s SEC Filings (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement. The Shares, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Shares). No co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. The issue and sale of the Shares will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Subscriber true and correct copies of the Company’s Articles of Incorporation, and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

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2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to this Agreement and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement by the Company; and (b) authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company’s obligations under this Agreement has been taken. This Agreement has been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares are duly authorized and, when issued and paid for in accordance with the applicable this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than restrictions on transfer provided for in this Agreement. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal.

2.4 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Articles of Incorporation (the “Articles”), as amended or the Bylaws, (and collectively with the Articles, the “Charter Documents”) of the Company, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company or any Subsidiary.

(b) No approval by the holders of Common Stock, or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares, except as has been previously obtained.

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(c) No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares and, upon issuance, the Shares, except such post-sale filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

2.5 Consents of Third Parties. No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution, deliver and performance of this Agreement or in connection with the authorization, issue and sale of the Shares, except as previously obtained, each of which is in full force and effect.

2.6 Licenses. The Company and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or ownership of properties and each is in all material respects in compliance therewith.

2.7 Litigation. Except as disclosed in the Registration Statement, the Company knows of no pending or threatened legal or governmental proceedings against the Company or any Subsidiary which could materially adversely affect the business, property, financial condition or operations of the Company and its Subsidiaries, taken as a whole, or which materially and adversely questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to perform its obligations hereunder and thereunder. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending in any court or before any arbitrator or that the Company or any Subsidiary intends to initiate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since the filing of the Registration Statement has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

2.8 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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2.9 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.10 Disclosure. The information set forth in this Agreement as of the date hereof and as of the date of each Closing contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.11 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.12 Brokers. Neither the Company nor any of the Company’s officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

2.13 Intellectual Property; Employees.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).

(b) To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.

2.14 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Company’s financial statements, and good title to its leasehold estates, in each case subject to no Encumbrances, other than (a) those resulting from taxes which have not yet become delinquent; and (b) Encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business, none of which are material. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

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2.15 Material Changes. Since the date of the latest financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

2.16 Disclosure. All disclosure furnished by or on behalf of the Company to the Subscriber in this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

III.	TERMS OF SUBSCRIPTION

3.1 The minimum purchase that may be made by any prospective investor shall be $100. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Company. The Company reserves the right to reject any subscription made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Shares to each Subscriber is a separate sale.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

4.1 The Subscriber’s obligation to purchase the Shares at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties; Covenants. The representations and warranties made by the Company in Section 2 hereof qualified as to materiality shall be true and correct as of the Initial Closing at all times prior to and on the Closing Date, except (i) to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, (ii) the representations and warranties made by the Company in Section 2 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

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(b) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Shares (except as otherwise provided in this Agreement).

(d) Required Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

V.	COVENANTS OF THE COMPANY

5.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an affiliate of a Subscriber or in connection with, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, and shall have the rights of a Subscriber under this Agreement.

(b) The Subscriber agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel, at the Company’s expense, to issue a legal opinion to the Company’s transfer agent promptly if required by the Company’s transfer to effect the removal of the legend hereunder.

5.2 Reservation of Shares. The Company shall at all times maintain a reserve from its duly authorized shares of Common Stock of a number of shares of Common Stock sufficient to allow for the issuance of the Shares.

5.3 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares, to the extent applicable, under Regulation D promulgated under the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Subscriber at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Subscriber.

5.5 Equal Treatment of Subscribers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.

5.6 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Subscriber, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the “Indemnified Parties”) from and against, any and all loss, liability, damage or deficiency suffered or incurred by any Indemnified Party by reason of any misrepresentation or breach of warranty by the Company or, after any applicable notice and/or cure periods, nonfulfillment of any covenant or agreement to be performed or complied with by the Company under this Agreement, this Agreement; and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any of the foregoing, or any action or proceeding arising therefrom (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceeding.

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(b) If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations.

5.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscriber shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in Shares of the Company.

VI.	MISCELLANEOUS

6.1 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Subscriber (other than by merger). Subscriber may assign any or all of its rights under this Agreement to any person to whom Subscriber assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement.

6.3 This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Upon the execution and delivery of this Agreement by the Subscriber and the Company, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other Subscriber and to reject any subscription, in whole or in part, provided the Company returns to Subscriber any funds paid by Subscriber with respect to such rejected subscription or portion thereof, without interest or deduction.

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6.5 All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.9 The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

6.12 In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

*****************************

Signature page follow

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IN WITNESS WHEREOF, the Subscriber and the Company have caused this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

BOXLIGHT CORPORATION

By:
Name:	Mark Elliott
Title:	Chief Executive Officer

SUBSCRIBER:

The Subscriber executing the Subscriber Omnibus Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

ANNEX A

To subscribe for Shares in the private offering of Boxlight Corporation:

8.	Date and Fill in the number of Shares being purchased and Complete and Sign (i) the Subscriber Omnibus Signature Page of the Subscription Agreement, attached as Annex A.

9.	Initial the Investor Certification attached as Annex B.

10.	Complete and Sign the Investor Profile attached as Annex C.

11.	Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.

12.	Email all forms and then send all signed original documents to:

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: 360-464-2119

Attn: Sheri Lofgren, Chief Financial Officer

(678) 367-0809 ext. 442

Email: sheri@boxlightcorp.com

13.	If you are paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the amount of Shares in U.S. dollars you are offering to purchase should be made payable to the order of “Boxlight Corporation” and should be sent to Boxlight Corporation at the address provided above, Attention: Sheri Lofgren, CFO..

14.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact U.S. dollar amount of the Purchase Price of the number of Shares you are offering to purchase according to the following instructions:

Bank Name:	Suntrust Bank
Address:	Atlanta, Georgia
Account Name:	Boxlight Corporation
ABA Routing Number:	061000104
Account Number:	1000175278836
Swift Code:	SNTRUS3A
Reference:	; [insert Subscriber’s name]
Contact:	Sheri Lofgren

ANNEX A

SUBSCRIBER OMNIBUS SIGNATURE PAGE

TO

SUBSCRIPTION AGREEMENT

AND ESCROW AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of _______________, 2016 (the “Securities Purchase Agreement”), between the undersigned, Boxlight Corporation, a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, and (ii) purchase the Shares of the Company as set forth below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Subscriber’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

The Subscriber hereby elects to purchase _______ Shares for a Purchase Price of $______________ (to be completed by the Subscriber) under the Subscription Agreement.

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

ANNEX B

BOXLIGHT CORPORATION

INVESTOR CERTIFICATION

For Individual Accredited Investors Only

(all Individual Accredited Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Boxlight Corporation

For Non-Individual Accredited Investors
(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

ANNEX B

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

For Non-U.S. Person Investors
(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.	the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

ANNEX C

BOXLIGHT CORPORATION

ANTI MONEY Investor Profile

(Must be completed by Subscriber)

Section A - Personal Investor Information

Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:
Date of Birth:		Marital Status:
Joint Party Date of Birth:		Investment Experience (Years):
Annual Income:		Liquid Net Worth:
Net Worth (excluding value of primary residence):
Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed. These photocopies must be certified by a lawyer as to authenticity.

ANNEX C

Section B – Certificate Delivery Instructions

Please deliver Shares to the Employer Address listed in Section A.
Please deliver Shares to the Home Address listed in Section A.
Please deliver Shares to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to Boxlight Corporation
Wire funds from my outside account according to Section 1(a) of the Subscription Agreement.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Subscriber Signature	Date

ANNEX D

 LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

 The following is required in accordance with the AML provision of the USA PATRIOT ACT.

 (Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:

YEARLY INCOME:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE ENTITIES:

YEARLY INCOME: __________ NET WORTH: __________

TYPE OF BUSINESS:

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature:
Print Name:

Title (if applicable):